EXHIBIT 10.2


                           LEGAL CONSULTING AGREEMENT

     LEGAL CONSULTING AGREEMENT dated as of August 26, 2002 (this "Agreement") by and between NetCare Health Group, Inc., a Delaware corporation (the
"Company"),  and  Richard  Leibowitz  ("Leibowitz"  or  the "Legal Consultant").

                               W I T N E S S E T H

     WHEREAS, the Company requires significant legal counseling, advice and expertise;

     WHEREAS, the Legal Consultant has significant experience and expertise in the respective legal areas that will be of benefit to the Company in its on-going business, plans and objectives;

     WHEREAS, the Company desires to retain Legal Consultant to assist the Company in providing those services and advice (the "Legal Services");

     WHEREAS, the Legal Consultant has agreed to provide such services to the Company on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

     Section  1.     Retention  of  Leibowitz.  The  Company  hereby retains and
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engages  the  Legal  Consultant to perform the Legal Services for the benefit of the Company and the Legal Consultant hereby accepts such appointment on the terms and conditions of this Agreement.

     Section  2.     Services.
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          (a)     During  the term of this Agreement, the Legal Consultant shall devote sufficient time, attention and ability to the business of the Company as is reasonably necessary for the proper performance of the Legal Services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Legal Consultant to devote his exclusive time, attention and ability to the business of the Company. During the term of this Agreement, the Legal Consultant shall, and shall cause each of his agents assigned to the performance of the Legal Services on behalf of the Legal Consultant, to (i) at all times perform the Legal Services professionally, faithfully, diligently, to the best of his abilities and in the best interests in the Company and (ii) devote such of his time, labor and attention to the business of the Company as is necessary for the proper performance of the Legal Services hereunder. Specifically, the Legal Consultant will provide legal services in the Cardinal and MLS lawsuits, legal action in the collection of delinquent accounts receivable from Lexington Health Care Group and others, resolution of the outstanding issues with CRASH and other legal matters that the Company may request within the expertise of the Legal Consultant.

          (b) The Legal Consultant shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except as specifically authorized in writing by a duly authorized officer of the Company.
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     Section  3.     Compensation The Company  agrees  to  pay  to  the  Legal
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Consultant  $250,000  as  compensation  for  the services specified in Section 2 hereof. The Company acknowledges that it does not currently have the financial ability to pay for the Consultant's services in cash. Therefore, in lieu of such cash payment and in consideration of the services to be rendered by the Legal Consultant, pursuant to this Agreement, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Company, the Company, concurrently with the execution hereof, shall issue to the Consultant ten million (10,000,000) shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), which includes payment by the Consultant to the Company of the par value of the Shares. The Shares shall be issued in full upon acceptance of this agreement. . Such shares shall be registered with the SEC on a Form S-8 Registration Statement within 90 days from the date of this Agreement. The Company hereby agrees to pay on a pre-approval basis reasonable expenses incurred by Legal Consultant or his agents in connection with the services rendered hereunder.

Legal Consultant may, from time to time, deem it to be in the best interests of the Company to retain additional counsel in connection with certain specific transactions or other matters. In such event, the Company hereby agrees to pay any and all fees and expenses of such counsel.

     Section  4.     Other  Activities.  The  Legal  Consultant  shall  not  be
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precluded  from  acting  in  a  function similar to that contemplated under this
Agreement  for  any  other  person,  firm  or  company.

     Section 5.     Term.  This Agreement shall become effective on June 1, 2002
                    ----
and shall continue for a period of one year or until terminated by either party in their sole and absolute discretion.

     Section  6.     Representations  and  Warranties  of  Leibowitz.
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     (a)     Leibowitz  represents  and  warrants  to the Company that he is not acquiring the Shares with a view to, or for resale in connection with, any distribution in violation of the Securities Act of 1933, as amended.

     (b)     Leibowitz  represents  and  warrants  to  the  Company  that:

(i)     he  is  a  natural  person;

(ii) he shall provide bonafide services to the Company pursuant to this Agreement; and

(iii) the services to be provided pursuant to this Agreement are not in connection with the offer or sale of securities and do not directly or indirectly  promote  or  maintain  a  market  for  the  Company's  securities.
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     Section  7.     Indemnification.
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     The Company agrees to indemnify and hold harmless Leibowitz and his agents, representatives and affiliates against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and all actions, suits, proceedings and investigations in respect thereof and any and all legal or other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses, and disbursements, as and when incurred, of investigating, preparing or defending any such action, proceeding or investigation (whether or not in connection with litigation to which Leibowitz is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with information provided by the Company, with Leibowitz's role as counsel to the Company or any other related matter. The Company also agrees that Leibowitz shall not have any liability (whether direct or indirect in contract or tort or otherwise) to the Company or to any person (including, without limitation, Company shareholders) claiming through the Company for or in connection with the engagement of Leibowitz. This indemnification shall survive the termination of this Agreement.

     Each party entitled to indemnification under this Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and any litigation resulting therefrom.

     Section  8.     Governing  Law;  Jurisdiction.  This  Agreement  shall  be
                     -----------------------------
governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of law principles thereof. Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any New York State or United States Federal court sitting in Manhattan county over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non conveniens.

     Section  9.     Entire  Agreement; Amendments.  This Agreement contains the
                     -----------------------------
entire agreement and understanding between the parties and supersedes and preempts any prior understanding or agreements, whether written or oral. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Leibowitz.

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     Section  10.     Successors  and  Assigns;  No  Assignment.  This Agreement
                      -----------------------------------------
shall be binding upon, inure to the benefit of, and shall be enforceable by Leibowitz and his heirs and legal representatives and the Company and its successors and permitted assigns.

     Section  11.     Notices.  All  notices and other communications under this
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Agreement  shall  be  in  writing  and  shall be deemed effective and given upon actual delivery if presented personally, one business day after the date sent if sent by prepaid telegram, overnight courier service, telex or facsimile transmission or five business days if sent by registered or certified mail, return receipt requested, postage prepaid which shall be addressed to the following addresses:

        If  to  the  Company: NetCare  Health  Group,  Inc.
                              362  Industrial  Park,  Unit  6
                              Middletown,  CT  06457
                              Attention:  President
                              Telephone:  (800)  281-1231

        If  to  Leibowitz:    Richard  Leibowitz
                              8  Seymour  Drive
                              New  City,  NY  10956
                              Telephone:  (845)  639-1411

     Section  12.     Severability.  If  any  provision of this Agreement or the
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application  of  any  provision  to  any  person  or  circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     Section 13.     Section and Other Headings.  The section headings contained
                     --------------------------
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 14.     Counterparts.  This Agreement may be executed in any number
                     ------------
of counterparts and by facsimile, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same Agreement.

     Section  15.     Independent  Contractor.  The  Legal Consultant agrees and
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acknowledges  that  he  is  solely  responsible to pay all of his own taxes with respect to the issuance of the Shares to the Legal Consultant hereunder. The Legal Consultant shall not be entitled to receive, and shall not receive, any benefits of employment from the Company, including, without limitation, disability insurance, worker's compensation or any other benefits incidental to any employer-employee relationship; it being the intention and agreement of the parties hereto that the Legal Consultant's relationship with the Company is that of an independent contractor. Furthermore, this Agreement shall not be construed to create between the Company and the Legal Consultant the relationship of principal or agent, joint venturers, co-partners or employer and employee, the existence of which is hereby expressly denied by the Company and the Legal Consultant. The Legal Consultant shall not be an agent of the Company for any purposes whatsoever and the Legal Consultant shall have any right or authority to bind the Company or create any obligations, express or implied, on behalf of or in the name of the Company.
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     Section  16.     Further  Assurances.  The Company agrees from time to time
                      -------------------
after the execution hereof to make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things and assurances whatsoever may be required to carry out the intention and to give full force and effect to this Agreement.

     Section  17.     Third  Parties.   Nothing  herein  expressed or implied is
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intended  or  shall  be construed to confer upon or give to any person or entity other than the parties hereto and their permitted successors and assigns and legal representatives, any rights or remedies under or by reason of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                              NETCARE  HEALTH  GROUP,  INC.



                              By:   /s/ Michael Kang
                                   ________________________
                                   Name:     Michael  Kang
                                   Title:     President




                                    /s/ Richard Leibowitz
                                   -------------------------
                                   RICHARD  LEIBOWITZ

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